UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐Preliminary Proxy Statement

☐Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐Definitive Proxy Statement

☒Definitive Additional Materials

☐Soliciting Material Pursuant to §240.14a-12

AVEO PHARMACEUTICALS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders To Be Held on June 10, 2020 for AVEO Pharmaceuticals, Inc. This communication is not a form of voting and presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. To view the proxy statement, annual report, directions to the annual meeting and voting instructions, go to www.proxydocs.com/AVEO. To submit your proxy while visiting this site, you will need the 12 digit control number in the box below. Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the Internet. We have chosen to use these procedures for our Annual Meeting and need YOUR participation. If you want to receive a paper or e-mail copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for our Annual Meeting, please make this request on or before May 26, 2020 Vote In-Person Instructions: While we encourage stockholders to vote by the means indicated below, a stockholder is entitled to vote in person at the Annual Meeting. If you wish to vote your shares at the Annual Meeting, please register with the Inspector of Elections at the desk marked “Stockholder Registration” at the entrance to receive a ballot. Proper photo ID is required. Ballots should be returned to the Inspector of Elections in order to be counted. Additionally, a stockholder who has submitted a proxy before the meeting may revoke that proxy in person at the Annual Meeting. Please review the “Important Information Regarding Meeting Location” below. For a Convenient Way to VIEW Proxy Materials – and – VOTE Online go to: www.proxydocs.com/AVEO Proxy Materials Available to View or Receive: Annual Report and Proxy Statement Printed materials may be requested by one of the following methods: INTERNET www.investorelections.com/AVEO TELEPHONE (866) 648-8133 *E-MAIL paper@investorelections.com You must use the 12 digit control number located in the shaded gray box below. * If requesting material by e-mail, please send a blank email with the 12 digit control number (located below) in the subject line. No other requests, instructions or other inquiries should be included with your e-mail requesting material. AVEO Pharmaceuticals, Inc. Notice of Annual Meeting Meeting Type: Annual Meeting For holders as of: April 15, 2020 Date: Wednesday, June 10, 2020 Time: 10:00 a.m. (Eastern Time) Place: Donnelley Financial Solutions, 20 Custom House Street, 7th Floor, Boston, MA 02110** The Board of Directors Recommends a Vote FOR each of the director nominees listed in proposal 1 and FOR proposals 2, 3 and 4. 1. To elect six directors, each to serve for a one-year term expiring at the 2021 annual meeting of stockholders. Nominees: (1) Michael P. Bailey (3) Anthony B. Evnin, Ph.D. (5) Scarlett Spring (2) Kenneth M. Bate (4) Gregory T. Mayes (6) Robert C. Young, M.D. 2. To approve an advisory vote on executive compensation. 3. To approve an amendment to the AVEO Pharmaceuticals, Inc. 2019 Equity Incentive Plan to increase the number of shares available for issuance under the plan and to make certain other changes. 4. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2020. Note: To conduct any other business properly brought before the Annual Meeting. **IMPORTANT INFORMATION REGARDING MEETING LOCATION We intend to hold our annual meeting in person; however, we are actively monitoring the COVID-19 pandemic and are sensitive to the public health and travel concerns our stockholders, employees and directors may have and the restrictions or protocols that federal, state, and local governments may impose on in-person meetings. In the event it is not possible or advisable to hold our annual meeting in person, we will issue a press release, which we will also file with the Securities and Exchange Commission, announcing alternative arrangements for the meeting, which may include holding the meeting solely by means of remote communication, as promptly as practicable. Please also monitor our annual meeting website at www.proxydocs.com/AVEO for updated information. If you are planning to attend our meeting, please check the website in the days leading up to the meeting date. As always, we encourage you to vote your shares prior to the annual meeting regardless of whether you intend to attend in person.